                                                                    EXHIBIT 99.1
                                                                    ------------

 TranSwitch Corporation Announces Record Revenues and Profitable Fourth Quarter
 ------------------------------------------------------------------------------

(Shelton, CT) January 21, 1999 -- TranSwitch Corporation (NASDAQ:TXCC) announced today that it posted record revenues and net income for the fourth quarter and the year ended December 31, 1998.

Total revenues for the fourth quarter of 1998 were $13,692,000, a 64% increase over total revenues of $8,334,000 reported for the fourth quarter of 1997. In addition, the Company reported net income of $2,501,000, or diluted earnings per share of $0.16, for the fourth quarter of 1998, compared to net income of $433,000, or diluted earnings per share of $0.03, for the fourth quarter of 1997.

Total revenues for the year ended December 31, 1998 were $44,169,000, an increase of 63% over the $27,084,000 reported for the year ended December 31, 1997. The Company reported net income of $6,003,000, or diluted earnings per share of $0.40, for the year ended December 31, 1998, compared to a net loss of $1,873,000, or a per-share loss of $0.15, for 1997.

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"We believe that the record fourth quarter revenues and the record profitability reflect (a) the strong communications semiconductor market we are serving; (b) TranSwitch's solid position in this market because of our technology, products, and proven track record in delivering value-added VLSI solutions; (c) and our ability to integrate and mix and match a variety of protocols like Async/PDH, SONET/SDH, ATM, and Packet, along with integration of both digital and analog functions -- all in a single VLSI device," commented Dr. Santanu Das, Chief Executive Officer of TranSwitch. "Our strategy in 1998 was to grow our revenue significantly and maintain increases in expenses in line with our financial goals. We believe this strategy paid off handsomely in 1998," continued Dr. Das.

"This is an exciting and challenging moment in our Company's growth," Dr. Das added. "We believe that we are well positioned to serve the three fast-growing communications end-markets, namely Worldwide Public Network Infrastructure, Internet Infrastructure, and Corporate Wide Area Networks (WANs), which we are targeting," concluded Dr. Das.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including, without limitation, risks of dependence on third-party VLSI fabrication facilities, intellectual property rights, and litigation; risks in technology development and commercialization; risks in product development and market acceptance of and demand for the Company's products; risks of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks associated with competition and competitive pricing pressures; risks associated with foreign sales and high customer concentration; and other risks detailed in the Company's filings with the Securities and Exchange Commission.

                                    -More-

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

TranSwitch Corporation, headquartered in Shelton, Connecticut, is a leading developer and global supplier of innovative high-speed VLSI/semiconductor solutions -- Connectivity Engines(TM) -- to original equipment manufacturers who serve three fast-growing end-markets: the Worldwide Public Network Infrastructure, the Internet Infrastructure, and Corporate Wide Area Networks
(WANs). Committed to providing high quality products and services, TranSwitch is ISO 9001 registered. Detailed information on TranSwitch products, news announcements, seminars, service, and support is available on TranSwitch's home page at the World Wide Web site - http://www.transwitch.com.

For more information contact:
Michael F. Stauff
Chief Financial Officer
TranSwitch Corporation

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

                             TRANSWITCH CORPORATION
                     Consolidated Statements of Operations

(In thousands, except per share data)                   Three Months Ended  Twelve Months Ended
                                                           December 31,         December 31,
                                                          1998      1997      1998       1997
                                                          ----      ----      ----       ----
Total Revenues                                            $13,692  $ 8,334    $44,169  $ 27,084
--------------
Total cost of revenues                                      5,026    3,249     16,645    11,254
                                                          -------  -------    -------  --------
Gross Profit                                                8,666    5,085     27,524    15,830
------------
Operating expenses:
-------------------
 Research and development                                   3,086    2,353     11,053     9,194
 Marketing and sales                                        2,536    1,711      8,699     6,681
 General and administrative                                   691      680      2,516     2,288
                                                          -------  -------    -------  --------
Total operating expenses                                    6,313    4,744     22,268    18,163
------------------------
Operating income (loss)                                     2,353      341      5,256    (2,333)
-----------------------                                   -------  -------    -------  --------
Interest income, net                                          268       92      1,031       460
                                                          -------  -------    -------  --------
Income (loss) before tax                                    2,621      433      6,287    (1,873)
------------------------
Provision for taxes                                           120        0        284         0
                                                          -------  -------    -------  --------
Net Income (loss)                                         $ 2,501  $   433    $ 6,003   ($1,873)
-----------------                                         -------  -------    -------  --------
Basic earnings (loss) per share                             $0.17    $0.04      $0.43    ($0.15)
-------------------------------                           -------  -------    -------  --------
Diluted earning (loss) per share                            $0.16    $0.03      $0.40    ($0.15)
--------------------------------                          -------  -------    -------  --------
Basic average shares outstanding                           14,599   12,300     13,926    12,152
Diluted average shares outstanding                         15,557   14,388     14,883    12,152

                          Consolidated Balance Sheets

                                                    December 31,          December 31,
                                                        1998                  1997
Assets
------
Cash and short term investments                         $27,196             $21,618
Accounts, receivable, net                                 7,624               4,528
Inventory, net                                            5,476               4,812
Other current assets                                        917                 815
                                                        -------             -------
Total current assets                                     41,213              31,773

Other non-current assets                                    311                   0
Property and equipment, net                               5,143               3,816
Product licenses                                          1,142               1,000
                                                        -------             -------

Total assets                                            $47,809             $36,589
------------                                            -------             -------

Liabilities and stockholders' equity
Accounts payable                                        $ 3,645             $ 2,585
Other accrued liabilities                                 3,810               3,540
                                                        -------             -------
Total current liabilities                                 7,455               6,125

Product licenses, less current portion                        0                 303

Total stockholders' equity                               40,354              30,161
                                                        -------             -------

Total liabilities & stockholders' equity                $47,809             $36,589
----------------------------------------                -------             -------

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